Exhibit 10.2


                        TOUR GUIDE AGREEMENT


THE PARTIES TO THIS AGREEMENT ARE:

The Company: "Amber Group Inc." 2360 Corporate Circle Suite 400, Henderson NV, USA Tour Guide": Edgars Mihailovs, Brivibas Gatve 249 B-13 LV-1039 Riga Latvia

This Agreement sets forth the terms and conditions between Amber Group Inc. ("The Company") and users who set up a tour guide profile and create tours and travel services offered for sale on the www.amber-touristguides.com (herein referred to as "Tour Guide").

This Agreement explains the relationship between Tour Guide and Company, how Tour Guide set up his/her profile, create tours and travel services for sale and receive the money owed to Tour Guide by the Company. This agreement specifically limits our liability.

You must read this Agreement before using the Site, creating a profile and setting up tours and travel services for sale on amber-touristguides.com. Use of the Site constitutes an agreement to all terms and conditions in this Agreement and Tour Guide warrant that he/she understand, agree to and accept all terms and conditions contained here.

1. GENERAL
Amber Group Inc. connects Tour Guide with travelers who are seeking to obtain tours and travel related services. We do this through our website, www.amber-touristguides.com ("Site"), which is a communications and payment processing system for enabling this connection. As well as maintaining the website, Amber Group Inc. handles customer service through telephone and email, markets the website through various means including search engine optimization, pay per click programs, public relations and advertising. Depending upon the transaction processing model Tour Guide select, we may collect money on your behalf and remit it to Tour Guide in a timely fashion.

Tour Guide understand that he/she is an independent contractor and he/she is not an employee of Amber Group Inc. Further, Tour Guide agrees that the travelers who we connect with Tour Guide are the customers of Amber Group Inc. and Tour Guide will use your best efforts to ensure that any sales resulting from such customers are processed through the Amber Group Inc. website, or such other means as we mutually agree.

Tour Guide represents and warrant to Amber Group Inc. that Tour Guide is in compliance with any licensing and legal restrictions that may be placed on the delivery of any tours or travel related services.

2. ACCEPTANCE AS A TOUR GUIDE
Any individual or company who is able to enter into a legally binding and enforceable contract may apply to become an Amber Group Inc. Tour Guide. Upon application through the Site, Amber Group Inc. will begin the acceptance process. Details of this process are posted on the Site and may include telephone interviews, submission of documents, checking of references and completion of training and examination.

3. USE OF SITE AND SERVICES

Tour Guide may use the Site to create a profile of yourself, set up web pages that describe the tours Tour Guide provides and utilize the calendar to indicate your availability.

Once these are complete, Amber Group Inc. will review them and publish them on the Amber Group Inc. website. We will then begin collecting bookings and appropriate payments on your behalf.
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4. BOOKING FEE
In order to compensate Amber Group Inc. for its services, Amber Group Inc. charges a percentage of the cost of the tour. This percentage is set when your application is accepted. Amber Group Inc. may reduce this fee at any time, either permanently or for a limited period. It may be increased only upon 60 days notice to Tour Guide.

5. REFUNDS
Travelers may request a refund of the amount paid for a tour or tour service. In the event that a refund is made, only the amount actually received by Amber Group Inc. (if any), less our booking fee will be paid.

6. PAYMENTS TO TOUR GUIDE
If Amber Group Inc. collects the entire amount paid for the services Tour Guide provide, we will pay Tour Guide, for all funds actually received by us, less our booking fee, subject to any deductions for amounts withheld pursuant to section 10 above.

Any upfront costs specified by Tour Guide on tour description page will be paid on a weekly basis. The amount collected for Tour Guide services, less our booking fee will be paid once the tour has been delivered, on a weekly basis. Tour Guide may request a change in payment method, from those currently available.

7. DISCLAIMER OF WARRANTIES
YOU EXPRESSLY AGREE THAT THE USE OF THIS SITE IS AT THE YOUR SOLE RISK. AMBER GROUP INC DOES NOT WARRANT THAT THE SITE WILL BE UNINTERRUPTED OR ERROR-FREE; NOR DO WE MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SITE. THE SITE IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. LIMITATION OF LIABILITY AND REMEDIES
Under no circumstances will Amber Group Inc. be liable to Tour Guide for any indirect, incidental, consequential, special or exemplary damages arising from any provision of this Agreement. Furthermore, the TOTAL liability of Amber Group Inc. arising with respect to this Agreement and the Site will not exceed the total amounts collected by us and not yet paid to Tour Guide under this Agreement. Any notice or other communication to be given hereunder will be in writing and given by facsimile, postpaid registered or certified mail return receipt requested, or electronic mail.

Some jurisdictions do not allow the disclaimer of implied warranties. In such jurisdictions, the foregoing disclaimers may not apply to Tour Guide insofar as they relate to implied warranties.

THE MAXIMUM TOTAL LIABILITY OF AMBER GROUP INC UNDER ANY CONTRACTUAL, NEGLIGENCE, STRICT LIABILITY, OR OTHER REASON WILL BE LIMITED TO THE GREATER OF
(I) $1,000 OR (II) THE PAYMENTS WE HAVE RECEIVED ON YOUR BEHALF AND ARE UNPAID TO YOU.

9. INDEMNIFICATION
Upon a request by Amber Group Inc, Tour Guide agrees to defend, indemnify, and hold harmless Amber Group Inc. and other affiliated companies, and their employees, contractors, officers, and directors from all liabilities, claims, and expenses, including attorney's fees, that arise from your use or misuse of this Site. Amber Group Inc. reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by Tour Guide, in which event You will cooperate with Amber Group Inc. in asserting any available defenses.

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10. MODIFICATION OF THE TERMS OF THIS AGREEMENT
Amber Group Inc. reserves the right to make changes to this Agreement from time to time. Amber Group Inc. shall provide notice to Tour Guide of any substantive and/or material changes to this Agreement or any policies posted on the Site. Such notice shall be by email and posting on the Site.

11. TERM OF AGREEMENT
This Agreement will become effective immediately your use of the Site and shall remain effective unless terminated by either party as provided hereunder. Either party may terminate this Agreement by providing the other with written or email notice of such termination which shall be effective immediately upon delivery of such notice to the other party. Furthermore, Amber Group Inc. may terminate this Agreement immediately for any breach of this Agreement.

Should Tour Guide violate the terms of this Agreement, Amber Group Inc. reserves the right to terminate your use of this Site immediately at its sole discretion.

12. LEGAL CLAIMS
For all disputes between Amber Group Inc. and Tour Guide relating to the Site, this Agreement, transactions facilitated or conducted through the Site, tours and travel services ordered or purchased through the Site, dealings between Tour Guide and Amber Group Inc, or any related matters ("Disputes"), the parties will attempt to find the least onerous solution to the Dispute. If a Dispute cannot be resolved by the parties, then the Dispute must be resolved before a court of competent jurisdiction.

This agreement constitutes the whole agreement between the parties and any alteration must be in writing


/s/ Vadims Furss
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"Amber Group Inc" ("Company")/ VADIMS FURSS


/s/ Edgars Mihailovs
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"Tour Guide "  EDGARS MIHAILOVS

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